EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No. 1 to Current Report on Form 8-K/A of our report dated March 4, 1997 on our audit of the financial statements of Innovir Laboratories, Inc. and Subsidiaries (formerly VIMRx Holdings, Ltd. and Subsidiaries).


                                         Coopers & Lybrand L.L.P.

New York, New York
March 5, 1997